Exhibit 99.1

Contact: Charity Frantz
January 18, 2024	570-724-0225
charityf@cnbankpa.com

C&N DECLARES DIVIDEND AND ANNOUNCES FOURTH QUARTER 2023 UNAUDITED FINANCIAL RESULTS

For Immediate Release:

Wellsboro, PA – Citizens & Northern Corporation (“C&N”) (NASDAQ: CZNC) announced its most recent dividend declaration and its unaudited, consolidated financial results for the three-month and annual periods ended December 31, 2023. C&N’s principal activity is community banking, and the largest subsidiary is Citizens & Northern Bank (the “Bank”).

Highlights:

●	Fourth quarter 2023 net income was $4,261,000, or $0.28 diluted earnings per share, as compared to $0.50 per diluted share in the third quarter 2023 and $0.50 per diluted share in the fourth quarter 2022. Net income for the year ended December 31, 2023, was $24,148,000 or $1.57 diluted earnings per share, as compared to $26,618,000 or $1.71 per diluted share for the year ended December 31, 2022.
●	In December 2023, C&N repositioned its available-for-sale securities portfolio and its investments in bank-owned life insurance (“BOLI”). As a result of the repositioning, C&N recognized a net charge to earnings of approximately $1.253 million, or $0.08 per diluted share in the fourth quarter 2023 reflecting the net impact of: (1) a $3.0 million pre-tax loss and after-tax loss of $2.4 million from the sale of available-for-sale debt securities with an amortized cost basis of $45.5 million, (2) a tax charge of $950,000 from initiating the surrender of BOLI with a book value of $14.3 million, and (3) noninterest income of $2.1 million from a one-time enhancement on a $30 million purchase of new BOLI. Proceeds from the sale of securities were used in the $30 million purchase of BOLI as noted and in purchases totaling $13.7 million of debt securities in December 2023. C&N’s management expects to recover the fourth quarter 2023 loss in less than one year from reinvestment in assets with higher yields as compared to the yields on the assets sold or surrendered.
●	The net interest margin was 3.31% in the fourth quarter 2023 as compared to 3.35% in the third quarter 2023 and 3.89% in the fourth quarter 2022. The net interest margin was 3.47% for the year ended December 31, 2023, down from 3.77% in 2022.
●	The provision for credit losses was $951,000 in the fourth quarter 2023 and $186,000 for the year ended December 31, 2023. The provision for credit losses included the impact of increases in the allowance for credit losses (ACL) related to changes in qualitative factors and in estimated future net charge-offs related to the economic forecast component of the ACL and a reduction in C&N’s average net charge-off experience.
●	Total loans receivable increased $17.5 million, or 3.8% (annualized) at December 31, 2023 from September 30, 2023. Average loans receivable increased 4.3% (annualized) during the fourth quarter 2023 from the third quarter 2023. Average loans receivable were higher by 10.1% for the year ended December 31, 2023 as compared to 2022.
●	Nonperforming loans totaled 0.99% of total loans at December 31, 2023, up from 0.92% at September 30, 2023 and down from 1.46% at December 31, 2022. Total nonperforming assets were 0.75% of total assets at December 31, 2023, up from 0.70% at September 30, 2023 and down from 1.04% at December 31, 2022.
●	Total deposits decreased $10.2 million at December 31, 2023 from September 30, 2023. Total deposits, excluding brokered deposits, were lower by 2.5% (annualized) from September 30, 2023. Average total deposits increased 5.4% (annualized) during the fourth quarter 2023 from the third quarter 2023. Average total deposits were 0.4% lower for the year ended December 31, 2023, as compared to the year ended December 31, 2022.
●	At December 31, 2023, estimated uninsured and uncollateralized deposits totaled 21.7% of the Bank’s total deposits. C&N maintains highly liquid sources of available funds, including unused borrowing capacity with the Federal Home Loan Bank of Pittsburgh and the Federal Reserve Bank of Philadelphia and available federal funds lines with other banks, as well as available-for-sale debt securities with a fair value in excess of collateral obligations. At December 31, 2023, available funding from these sources totaled 187.2% of uninsured deposits and 251.3% of uninsured and uncollateralized deposits.

Dividend Declared and Unaudited Financial Information

On January 18, 2024, C&N’s Board of Directors declared a regular quarterly cash dividend of $0.28 per share. The dividend is payable on February 9, 2024 to shareholders of record as of January 29, 2024.

Highlights related to C&N’s fourth quarter and December 31, 2023 annual unaudited U.S. GAAP earnings results as compared to results for the third quarter 2023, fourth quarter 2022 and the year ended December 31, 2022 are presented below.

Fourth Quarter 2023 as Compared to Third Quarter 2023

Net income was $4,261,000, or $0.28 per diluted share, for the fourth quarter 2023 as compared to $7,591,000, or $0.50 per diluted share, for the third quarter 2023. As previously described, results for the fourth quarter 2023 included the impact of a $1.253 million charge, or $0.08 per diluted share, related to the repositioning of available-for-sale securities and BOLI investments. Other significant variances were as follows:

◾	Net interest income of $19,594,000 in the fourth quarter 2023 was down $69,000 from the third quarter 2023. The net interest margin was 3.31% in the fourth quarter 2023, down from 3.35% in the third quarter 2023. The net interest spread decreased 0.08%, as the average rate on interest-bearing liabilities increased 0.24%, while the average yield on earning assets increased 0.16%.

◾	There was a provision for credit losses of $951,000 in the fourth quarter 2023 compared to a credit for credit losses (reduction in expense) of $1,225,000 in the third quarter 2023. The provision in the fourth quarter 2023 included the impact of increases in qualitative factors used as adjustments of C&N’s historical loss experience in estimating the ACL at December 31, 2023 for the commercial portion of the portfolio and an increase in estimated future net charge-offs based on an economic forecast. The credit in the third quarter 2023 included the impact of reductions in the ACL at September 30, 2023 from changes related to an economic forecast, changes in qualitative adjustments and a reduction in C&N’s average net charge-off experience. The ACL as a percentage of gross loans receivable increased to 1.04% at December 31, 2023 from 0.99% at September 30, 2023. Net charge-offs totaled $39,000 in the fourth quarter 2023 and $38,000 in the third quarter 2023.

◾	Noninterest income of $8,720,000 in the fourth quarter 2023 increased $2,231,000 from the third quarter 2023 amount including the BOLI enhancement of $2,100,000 received in the fourth quarter 2023 as noted earlier.

◾	Net losses on available-for-sale debt securities were $3,042,000 for the fourth quarter with no comparable amount in third quarter 2023. As previously discussed, C&N sold available-for-sale debt securities with an amortized cost basis of $45.5 million in December 2023 in connection with a repositioning of available-for-sale securities and BOLI investments.

◾	Noninterest expense of $18,399,000 in the fourth quarter 2023 increased $459,000 from the third quarter 2022 amount. Significant variances included the following:

➢	Salaries and employee benefits expense of $11,113,000 increased $235,000 from the third quarter 2023 as health care expense increased $275,000 due to higher claims on C&N’s partially self-insured plan.

➢	Other noninterest expense of $2,790,000 increased $213,000 from the third quarter 2023. Within this category, significant variances included the following:
◾	Other operational losses included an accrued charge of $427,000 related to a trust department tax compliance matter.

◾	Legal fees totaled $59,000 in the fourth quarter 2023, a decrease of $129,000 from the third quarter 2023 total, mainly due to lower fees incurred related to non-litigation-related corporate matters.

◾	The income tax provision of $1,661,000, or 28.0% of pre-tax income for the fourth quarter 2023 decreased $185,000 from $1,846,000, or 19.6% of pre-tax income for the third quarter 2023. The higher effective tax rate in the fourth quarter 2023 as compared to the third quarter 2023 reflects the tax charge of $950,000 for the initiated surrender of BOLI partially offset by the non-taxable income of $2,100,000 from the one-time enhancement on $30 million purchase of new BOLI.

Fourth Quarter 2023 as Compared to Fourth Quarter 2022

Fourth quarter 2023 net income was $4,261,000, or $0.28 per diluted share, as compared to $7,779,000, or $0.50 per diluted share, in the fourth quarter 2022. As previously described, results for the fourth quarter 2023 included the impact of a $1.253 million charge, or $0.08 per diluted share, related to the repositioning of available-for-sale securities and BOLI investments. Other significant variances were as follows:

◾	Net interest income of $19,594,000 in the fourth quarter 2023 was $2,698,000 lower than the fourth quarter 2022 total. The interest rate spread decreased 0.97%, as the average rate on interest-bearing liabilities increased 1.56%, while the average yield on earning assets increased 0.59%. The net interest margin was 3.31% in the fourth quarter 2023, down from 3.89% in the fourth quarter 2022.

◾	As described in more detail above, the provision for credit losses was $951,000 in the fourth quarter 2023, down $1,311,000 from the fourth quarter 2022 provision of $2,262,000. The higher provision in 2022 included the impact of partial charge-offs in 2022 on a commercial real estate secured participation loan. The charge-offs resulted from the borrower’s default due to deterioration in financial performance.

◾	Noninterest income of $8,720,000 in the fourth quarter 2023 increased $2,610,000 from the fourth quarter 2022 amount. Significant variances included the following:

➢	Earnings from the increase in cash surrender value of life insurance of $2,253,000 increased $2,113,000 from the fourth quarter 2022 including the recognition of $2,100,000 in income from a one-time enhancement on a $30 million purchase of new BOLI as described above.

➢	Net gains from sale of loans of $273,000 increased $249,000 from the fourth quarter 2022, reflecting an increase in the volume of residential mortgage loans sold.

➢	Trust revenue of $1,913,000 increased $164,000, consistent with recent appreciation in the trading prices of many U.S. equity securities and includes revenue from new business.

➢	Other noninterest income of $1,168,000 increased $136,000 as dividends on FHLB-Pittsburgh stock totaled $308,000, an increase of $99,000 from the fourth quarter 2022. Additionally, in the fourth quarter 2023, C&N recognized income of $94,000 from dividends on Federal Reserve Bank stock with no comparable amount in 2022, income of $79,000 from a life insurance arrangement with no comparable amount in 2022, and income of $64,000, with no comparable amount in 2022, from a conversion assistance payment received related to a change in wealth management platform for providing brokerage and investment advisory services. Included in the fourth quarter 2022, was $268,000 of income from interest rate swap fees on commercial loans, with no comparable amount in 2023.

◾	Net losses on available-for-sale debt securities related to the repositioning previously discussed totaled $3,042,000 in the fourth quarter 2023 compared to net losses of $1,000 in the fourth quarter 2022.

◾	Noninterest expense of $18,399,000 in the fourth quarter 2023 increased $1,812,000 from the fourth quarter 2022 amount. Significant variances included the following:

➢	Salaries and employee benefits expense of $11,113,000 increased $978,000, including increases in estimated cash and stock-based incentive compensation expense of $635,000 consistent with comparisons in both years of C&N’s earnings performance to that of defined peer groups and an increase in base salaries expense of $350,000, or 4.8%.
➢	Other noninterest expense of $2,790,000 increased $879,000 from the fourth quarter 2022. Within this category, significant variances included the following:
◾	Other operational losses included net increase in expense of $590,000 to $473,000 in other losses in the fourth quarter 2023 from a net reduction in expense of $117,000 in the fourth quarter 2022. Included in the fourth quarter 2023 is $427,000 related to the trust department tax compliance matter noted previously while most of the reduction in other losses in 2022 was from recoveries or reversals of previously recorded charges related to trust department tax compliance matters. Also included in other operational losses was $64,000 of expenses related to check fraud in the fourth quarter 2023 with no comparable amount in the fourth quarter 2022.
◾	FDIC insurance expense increased $115,000 from the fourth quarter of 2022, reflecting the impact of an increase in base deposit insurance assessment rate applicable to all FDIC-insured banks.
➢	Data processing and telecommunications expense of $1,923,000 increased $179,000 from the fourth quarter 2022, including the impact of increases in software licensing and maintenance costs as well as costs related to enhancements of data management capabilities.

➢	Automated teller machine and interchange expense of $308,000 decreased $165,000 from the fourth quarter 2022, including the impact of incentive-related credits offset against a portion of 2023 expense.

➢	Pennsylvania shares tax expense of $392,000 is lower by $101,000 from the fourth quarter 2022, consistent with a reduction in C&N Bank’s equity that provides the base for determining the annual tax.

◾	The income tax provision of $1,661,000, or 28.0% of pre-tax income for the fourth quarter 2023 decreased $112,000 from $1,773,000, or 18.6% of pre-tax income for the fourth quarter 2022. The higher effective tax rate in the fourth quarter 2023 as compared to the fourth quarter 2022 reflects the tax charge of $950,000 for the initiated surrender of BOLI and the impact of an increase in trust department tax compliance- related penalties, partially offset by the non-taxable income of $2,100,000 from the one-time enhancement on $30 million purchase of new BOLI.

Year Ended December 31, 2023 as Compared to Year Ended December 31, 2022

Net income for the year ended December 31, 2023 was $24,148,000, or $1.57 per diluted share, as compared to $26,618,000, or $1.71 per diluted share, for the year ended December 31, 2022. As previously described, results for 2023 included the impact of a $1.253 million charge, or $0.08 per diluted share, related to the repositioning of available-for-sale securities and BOLI investments. Other significant variances were as follows:

◾	For the year ended December 31, 2023, net interest income totaled $80,400,000, $2,728,000 lower than in 2022. The interest rate spread decreased 0.66%, as the average rate on interest-bearing liabilities was higher by 1.36% while the average yield on earning assets increased 0.70%. The net interest margin was 3.47% in

2023, down from 3.77% in 2022. Average total earning assets increased $101,418,000 in 2023 over 2022, including an increase in average loans receivable of $164,055,000, or 10.1%. Average interest-bearing deposits increased $27,528,000 while average total deposits decreased $8,486,000, or 0.4%, in 2023 as compared to 2022.

◾	For the year ended December 31, 2023, there was a provision for credit losses of $186,000, a decrease of $7,069,000 in expense compared to $7,255,000 in 2022. The provision for 2023 included expense related to loans receivable of $753,000 and a credit related to off-balance sheet exposures of $567,000. The expense related to loans receivable was mainly attributable to qualitative adjustments of C&N’s historical loss experience in estimating the ACL and the impact of an economic forecast, as well as a reduction in C&N’s average net charge-off experience, used in the calculation of the ACL. The ACL as a percentage of gross loans receivable was 1.04% at December 31, 2023 as compared to 1.08% at January 1, 2023 upon the initial adoption of CECL. For the year ended December 31, 2023, net charge-offs totaled $264,000 or 0.01% of gross loans receivable as compared to $4,177,000 or 0.26% of gross loans receivable in 2022.

◾	Noninterest income totaled $27,453,000 for the year ended December 31, 2023, up $3,041,000 from the total for the year ended December 31, 2022. Significant variances included the following:

➢	Increase in cash surrender value of life insurance of $2,703,000 increased $2,158,000 in 2023 from 2022 including $2,100,000 in income from a one-time enhancement on a $30 million purchase of new BOLI as previously discussed.

➢	Other noninterest income of $4,610,000 increased $912,000 as dividends on FHLB-Pittsburgh stock totaled $1,138,000, an increase of $541,000. Additionally, in 2023, C&N recognized income of $156,000 from dividends on Federal Reserve Bank stock with no comparable amount in 2022 and income of $234,000, with no comparable amount in 2022, from a conversion assistance payment received related to a change in wealth management platform for providing brokerage and investment advisory services.

➢	Service charges on deposit accounts of $5,567,000 increased $548,000 as the volume of consumer and business overdraft activity increased and included in 2022 was a reduction in income of $290,000 related to refunds of consumer overdraft fees as the result of updated regulatory guidance on certain overdraft fees.

➢	Trust revenue of $7,413,000 increased $419,000 reflecting revenue from new business.

➢	Brokerage and insurance revenue of $1,675,000 decreased $616,000 due to a reduction in sales volume.

➢	Loan servicing fees, net, of $602,000 decreased $358,000, as the fair value of servicing rights decreased $200,000 in 2023 as compared to an increase of $126,000 in 2022.

◾	Net losses on available-for-sale debt securities were $3,036,000 for the year ended December 31, 2023, compared to net gains on available-for-sale debt securities of $20,000 for the year ended December 31, 2022. The net losses on available-for-sale debt securities of $3,036,000 for the year ended December 31, 2023, were primarily from the sales in the fourth quarter related to the previously described repositioning of the portfolio.

◾	Noninterest expense totaled $74,148,000 for the year ended December 31, 2023, an increase of $6,193,000 from the total for the year ended December 31, 2022. Significant variances included the following:

➢	Other noninterest expense of $11,233,000 increased $3,012,000. Within this category, significant variances included the following:

◾	Other operational losses included net increase in expense of $854,000 to $505,000 in other losses in 2023 from a net reduction in expense of $349,000 in 2022. Included in 2023 is $427,000 related to the trust department tax compliance matter noted previously while most of the reduction in other losses in 2022 was from recoveries or reversals of previously recorded charges related to trust department tax compliance matters. Also included in other operational losses was $232,000 of expenses related to check fraud in 2023 with no comparable amount in 2022.
◾	FDIC insurance expense increased $481,000, reflecting the impact of the increase in base deposit insurance assessment rate previously described.
◾	Legal fees totaled $759,000 in 2023, an increase of $261,000, mainly due to fees incurred related to non-litigation-related corporate matters.
◾In 2023, the allowance for disallowed SBA claims decreased $90,000, resulting in a reduction in expense of the same amount, reflecting better than previously estimated claims experience. The comparable amount in 2022 was a reduction in expense of $367,000. At December 31, 2023, there was no remaining allowance for disallowed SBA claims.

◾Included in 2022 was a reduction of $172,000 in expense related to credit losses on off balance sheet exposures. In 2023, the net credit for credit losses related to off-balance sheet exposures of $211,000 is included in the provision for credit losses in the consolidated statements of income.

➢	Salaries and employee benefits expense of $44,195,000 increased $2,362,000, including increases in base salaries expense of $1,713,000, or 6.0% and in estimated cash and stock-based incentive compensation expense of $670,000 consistent with comparisons in both years of C&N’s earnings performance to that of defined peer groups.

➢	Data processing and telecommunications expense of $7,582,000 increased $776,000, including the impact of increases in software licensing and maintenance costs as well as costs related to enhancements of data management capabilities.

➢	Professional fees of $2,497,000 increased $492,000, including $389,000 of conversion costs related to a change in wealth management platform for providing brokerage and investment advisory services.

➢	Pennsylvania shares tax expense of $1,602,000 in 2023 is lower by $354,000, consistent with a reduction in C&N Bank’s equity that provides the base for determining the annual tax.

◾	The income tax provision of $6,335,000, or 20.8% of pre-tax income for the year ended December 31, 2023 increased $603,000 from $5,732,000, or 17.7% of pre-tax income for the year ended December 31, 2022. The higher effective rate in 2023 includes: (1) the tax charge of $950,000 for the initiated surrender of BOLI; (2) an increase in nondeductible interest expense; (3) the impact of the increase in trust department tax compliance-related penalties; and (4) the impact of the permanent difference related to stock-based compensation resulting in an increase in taxable income in 2023 as compared to a deduction in 2022 due to the reduction in CZNC stock price. Partially offsetting the higher effective rate in 2023 was the non-taxable income of $2,100,000 from a one-time enhancement on $30 million purchase of new BOLI.

Other Information:

Changes in other unaudited financial information are as follows:

◾	Total assets amounted to $2,515,584,000 at December 31, 2023, up from $2,483,949,000 at September 30, 2023 and $2,454,307,000 at December 31, 2022.

◾	The amortized cost of available-for-sale debt securities decreased to $464,968,000 at December 31, 2023 from $505,440,000 at September 30, 2023 and $561,794,000 at December 31, 2022. The fair value of available-for-sale debt securities at December 31, 2023 was lower than the amortized cost basis by $49,213,000, or 10.6%. In comparison, the aggregate unrealized loss position was $76,302,000 (15.1%) at September 30, 2023 and $63,761,000 (11.3%) at December 31, 2022. The unrealized decrease in fair value of the portfolio has resulted from an increase in interest rates as compared to rates when the securities were purchased. Management reviewed the available-for-sale debt securities as of December 31, 2023 and concluded there were no credit-related declines in fair value and that the unrealized losses on all of the securities in an unrealized loss position are considered temporary.

◾	Gross loans receivable totaled $1,848,139,000 at December 31, 2023, an increase of $17,469,000 (1.0%) from total loans at September 30, 2023 and an increase of $108,099,000 (6.2%) from total loans at December 31, 2022. In comparing outstanding balances at December 31, 2023 and 2022, total commercial loans were up $82,697,000 (6.4%), reflecting growth in non-owner occupied commercial real estate loans of $61,745,000 and owner occupied commercial real estate loans of $31,336,000 and a net decrease of $10,384,000 in other commercial loans. Within other commercial loans, the outstanding balance of commercial construction and land loans increased $43,231,000, offset by decreases in the outstanding balances of commercial and industrial, commercial lines of credit, loans to political subdivisions and other commercial loans. Total residential mortgage loans were up $20,132,000 (5.1%) and total consumer loans increased $5,270,000 (9.6%). The outstanding balance of residential mortgage loans originated and serviced by C&N that have been sold to third parties was $323.3 million at December 31, 2023, down $2.4 million (0.7%) from December 31, 2022.

◾	At December 31, 2023, the recorded investment in non-owner occupied commercial real estate loans for which the primary purpose is utilization of office space by third parties was $94,341,000, or 5.1% of gross loans receivable. At December 31, 2023, within this segment there were two loans with a total recorded investment of $3,908,000 in nonaccrual status with specific allowances totaling $524,000. The remainder of the non-owner occupied commercial real estate loans with a primary purpose of office space utilization were in accrual status with no specific allowance at December 31, 2023.

◾	Total nonperforming assets as a percentage of total assets was 0.75% at December 31, 2023, up from 0.70% at September 30, 2023 and down from 1.04% at December 31, 2022. Total nonperforming assets were $18.8 million at December 31, 2023, up from $17.4 million at September 30, 2023 and down from $25.6 million at December 31, 2022. At December 31, 2023, total loans receivable individually evaluated with an allowance were $7,786,000, with specific allowances (included in the total ACL on loans receivable) totaling $743,000. In comparison, at September 30, 2023 loans individually evaluated with an allowance totaled $7,681,000 with specific allowances totaling $820,000, and at December 31, 2022 loans individually evaluated with an allowance totaled $3,460,000 with specific allowances totaling $453,000.

◾	Deposits totaled $2,014,806,000 at December 31, 2023, down $10,191,000 (0.5%) from $2,024,997,000 at September 30, 2023. Total deposits, excluding brokered deposits, were down $12,048,000 (0.6%) at December 31, 2023 from September 30, 2023. Total deposits were up $17,213,000 (0.9%) at December 31, 2023 as compared to December 31, 2022, including an increase in brokered deposits of $43,386,000. At December 31, 2023, C&N’s estimated uninsured deposits totaled $592.2 million, or 29.2% of the Bank’s total deposits, as compared to $603.0 million, or 29.5% of the Bank’s total deposits at September 30, 2023. Included in uninsured deposits are deposits collateralized by securities (almost exclusively municipal deposits) totaling $151.0 million, or 7.4% of the Bank’s total deposits at December 31, 2023.

◾	C&N maintained highly liquid sources of available funds totaling $1.1 billion at December 31, 2023, including unused borrowing capacity with the Federal Home Loan Bank of Pittsburgh of $737.8 million, unused availability on the Federal Reserve Bank of Philadelphia’s discount window of $20.0 million, available federal funds lines with other banks of $95 million and available-for-sale debt securities with a fair value in excess of collateral obligations of $256.1 million. At December 31, 2023, available funding from these sources totaled 187.2% of uninsured deposits, and 251.3% of uninsured and uncollateralized deposits.

◾	The outstanding balance of borrowed funds, including Federal Home Loan Bank advances, repurchase agreements, senior notes and subordinated debt, totaled $211,759,000 at December 31, 2023, up from $188,032,000 at September 30, 2023 and $181,781,000 at December 31, 2022. Federal Home Loan Bank borrowings maturing overnight or within 3 months totaled $37,500,000 at December 31, 2023, up from $23,790,000 at September 30, 2023 and down from $77,000,000 at December 31, 2022.

◾	Total stockholders’ equity was $262,381,000 at December 31, 2023, up from $240,205,000 at September 31, 2023 and $249,325,000 at December 31, 2022. Within stockholders’ equity, the portion of accumulated other comprehensive loss related to available-for-sale debt securities was $38,878,000 at December 31, 2023, $60,278,000 at September 30, 2023 and $50,370,000 at December 31, 2022. The volatility in stockholders’ equity related to accumulated other comprehensive loss from available-for-sale debt securities has been caused by significant fluctuations in interest rates including overall significant increases in rates as compared to market rates when most of C&N’s securities were purchased. Accumulated other comprehensive loss is excluded from C&N’s regulatory capital ratios.

◾	On September 25, 2023, the Corporation announced a new treasury stock repurchase program. Under this program, C&N is authorized to repurchase up to 750,000 shares of its common stock. No shares have been repurchased under this program through December 31, 2023.

◾	Citizens & Northern Bank is subject to various regulatory capital requirements. At December 31, 2023, Citizens & Northern Bank maintains regulatory capital ratios that exceed all capital adequacy requirements. Management expects the Bank to remain well-capitalized for the foreseeable future.

◾	Trust assets under management by C&N’s Wealth Management Group amounted to $1,188,082,000 at December 31, 2023, up 5.3% from $1,128,600,000 at September 30, 2023, and up 11.7% from $1,063,615,000 at December 31, 2022. Fluctuations in values of assets under management reflect the impact of market volatility.

◾	Under U.S. GAAP, interest income on tax-exempt securities and loans are reported at their nominal amounts, with the tax benefit accounted for as a reduction in the income tax provision. C&N presents certain analyses and ratios with net interest income determined on a fully taxable-equivalent basis, which are non-GAAP financial measures as presented. C&N believes presentation of net interest income on a fully taxable-equivalent basis provides investors with meaningful information for purposes of comparing the returns on tax-exempt securities and loans with returns on taxable securities and loans. The excess of net interest income on a fully taxable-equivalent basis over the amounts reported under U.S. GAAP was $199,000, $212,000 and $303,000 for the fourth quarter 2023, third quarter 2023 and fourth quarter 2022, respectively. The excess of net interest income on a fully taxable-equivalent basis over the amounts reported under U.S. GAAP was $919,000 for the year ended December 31, 2023, and $1,226,000 for the year ended December 31, 2022.

Citizens & Northern Corporation is the bank holding company for Citizens & Northern Bank, headquartered in Wellsboro, Pennsylvania which operates 29 banking offices located in Bradford, Bucks, Cameron, Chester, Lycoming, McKean, Potter, Sullivan, Tioga, York and Lancaster Counties in Pennsylvania and Steuben County in New York, as well as a loan production office in Elmira, New York. Citizens & Northern Corporation trades on NASDAQ under the symbol “CZNC.” For more information about Citizens & Northern Bank and Citizens & Northern Corporation, visit www.cnbankpa.com.

Safe Harbor Statement: Except for historical information contained herein, the matters discussed in this release are forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the following: changes in monetary and fiscal policies of the Federal Reserve Board and the U.S. Government, particularly related to changes in interest rates; changes in general economic conditions; recent adverse developments in the banking industry highlighted by high-profile bank failures and the potential impact of such developments on customer confidence, sources of liquidity and capital funding, and regulatory responses to these developments; C&N’s credit standards and its on-going credit assessment processes might not protect it from significant credit losses; legislative or regulatory changes; downturn in demand for loan, deposit and other financial services in C&N’s market area; increased competition from other banks and non-bank providers of financial services; technological changes and increased technology-related costs; information security breach or other technology difficulties or failures; changes in accounting principles, or the application of generally accepted accounting principles; and failure to achieve merger-related synergies and difficulties in integrating the business and operations of acquired institutions. Citizens & Northern disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.